Exhibit 10.31

AMENDMENT NO. 2

TO

CNF TRANSPORTATION INC.

DEFERRED COMPENSATION PLAN

1998 RESTATEMENT

CNF Transportation Inc. (the “Company”) maintains the Deferred Compensation Plan for Executives Plan (the “Plan”) to allow executives of the Company and its affiliates to defer payment of short-term and long-term executive compensation. The Company hereby amends the Plan as follows (capitalized terms used herein without definition have the meanings given to those terms in the Plan).

1.    Change in Definition of “Change in Control.”    The definition of the term “Change in Control” appearing in Section 1.9 of the Plan is amended by adding the following new clauses (e) and (f):

“(e)	there is consummated the sale by the Company of at least two of the three primary business units of the Company, whether in a single transaction or in a series of transactions occurring within an 18-month period; provided, however, that this clause (e) shall apply only to Participants who are employed by the Company and shall not apply to Participants who are employed by the Company’s business units; and provided further, that the Board of Directors of the Company may, upon notice to the affected Participants given at any time, terminate this clause (e) without the consent of such Participants, except that any such notice shall not be effective to terminate this clause (e) if a Change in Control occurs pursuant to this clause (e) within ninety (90) days after such notice is given; or

(f)	there is consummated the sale of one of the primary business units of the Company, or the sale of the Emery Worldwide Airlines, Inc. business unit; provided, however, that this clause (f) shall apply only to Participants (i) who, immediately prior to such sale, were employed by the primary business unit that is sold and (ii) who are not employed by the Company or any of its Subsidiaries immediately following such sale or other disposition.

As used in clauses (e) and (f) above:

(i)	“primary business units” means Con-Way Transportation Services, Inc., Emery Air Freight Corporation and Menlo Logistics, Inc., and

(ii)	a “sale” of a business unit means:

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(A)	a sale by the Company of the then outstanding shares of capital stock of the business unit having more than 50% of the then existing voting power of all outstanding securities of the business unit, whether by merger, consolidation or otherwise;

(B)	the sale of all or substantially all of the assets of the business unit; or

(C)	any other transaction or course of action engaged in, directly or indirectly, by the Company or the business unit that has a substantially similar effect as the transactions of the type referred to in clause (A) or (B) above;

The foregoing notwithstanding, a sale of a business unit shall not be deemed to have occurred for purposes of clauses (e) and (f) above (x) except in the case of a transaction described in clause (B) above, so long as the Company or any of its Affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), individually or collectively, own the then outstanding shares of capital stock of the business unit having 50% or more of the then existing voting power of all outstanding securities of the business unit, (y) in the event of the sale of shares of capital stock of the business unit to any trustee or other fiduciary holding securities under an employee benefit plan of the Company, the business unit or any other Affiliate of the Company, or (z) in the event of the sale or distribution of shares of capital stock of the business unit to shareholders of the Company, or the sale of assets of the business unit to any corporation or other entity owned, directly or indirectly, by the shareholders of the Company, in either case in substantially the same proportions as their ownership of stock in the Company.

2.    Effective Date; No Other Amendments.    The effective date of this Amendment shall be August 21, 2000. Except as expressly amended hereby, the Plan remains in full force and effect.

CNF TRANSPORTATION INC.

By:
Name: Eberhard G.H. Schmoller Title: Senior Vice President, General Counsel and Secretary
Executed: August 21, 2000

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